American Integrity Insurance Group, Inc. Reports Second Quarter 2026 Results
43K voluntary new business policies sold in the quarter, a record for American Integrity, up 54% vs. the second quarter of 2025 and 44% vs. the first quarter of 2026
$46.4 million of income before income taxes, a new quarterly record for American Integrity
Gross premiums written grew 14% year-over-year to $327 million during the quarter
Successfully renewed 2026-2027 catastrophe excess of loss reinsurance program on June 1, 2026 with a risk-
adjusted rate decrease at the upper end of 15-20% declines
TAMPA, Fla., August 11, 2026 — American Integrity Insurance Group, Inc. (“American Integrity,” “we,” “us,” “our”
or the “Company”) (NYSE: AII), reported second quarter 2026 results.
Robert Ritchie, Chief Executive Officer, commented, “We produced record voluntary new business policies and pre-
tax earnings in the second quarter, which reflect continued momentum across our business and strong execution against our strategic priorities. During the quarter, we saw meaningful acceleration across each of our key growth initiatives, including the Tri-County region of Florida, middle-aged homes and our expansion states.”
Mr. Ritchie continued, “We also successfully completed our June 1 reinsurance renewal, improving our overall risk profile while benefiting from meaningful risk adjusted reductions in reinsurance costs. Combined with the continued
benefits of Florida’s legislative reforms, we believe we are operating from a position of considerable strength and momentum and remain well positioned to deliver profitable growth and long-term value for our stockholders.”
Second Quarter 2026 Highlights:
•Net income of $34.1 million, or $1.74 per diluted share. Adjusted net income1 of $34.9 million, or $1.78 per diluted share
•Book value per share of $18.86, up 22.3% over June 30, 2025 and up 10.1% over March 31, 2026
•Return on equity of 38.7% and Adjusted return on equity1 of 39.6%
•Policies in-force and in-force premium were 461,714 and $1,029 million, respectively, up 15.7% and 11.7%, respectively, over June 30, 2025
•Wrote 126,308 new and renewal policies in the voluntary market, an increase of 27.9% compared to the second quarter of 2025
•7,636 voluntary new business policies in Tri-County region of Florida compared to 185 in the second quarter of 2025, a 41x increase
•9,062 voluntary new business policies in our middle-aged home category compared to 437 in the second quarter of 2025, a 21x increase
•Stable premium per policy year-over-year across our overall book
•Net premiums earned of $104.7 million, an increase of 58.2% compared to the second quarter of 2025
•Combined ratio of 63.4% compared to 72.9% in the second quarter of 2025
•Assumed just 81 policies, as we determined that fewer policies from Citizens met our underwriting and targeted profitability standards
•Renewed the Company’s catastrophe excess of loss (“CAT XOL”) reinsurance program effective June 1, 2026, providing $3 billion of total third-party catastrophe coverage at a total estimated cost of $430 - $440 million
•The Company benefitted from the upper end of 15-20% CAT XOL risk-adjusted rate decreases, while retaining its 1-in-130 year probable maximum loss level and reducing its aggregate retention from $95 million to $75 million
1 Adjusted net income, adjusted earnings per share and adjusted return on equity are non-GAAP financial measures.
Please see the discussion below under the heading “Reconciliation of Non-GAAP Financial Measures” for additional information concerning these and other non-GAAP financial measures.
Second Quarter 2026 Commentary
•Gross premiums written in the second quarter of 2026 increased by $39.6 million to $326.6 million from
$287.0 million in the second quarter of 2025, primarily driven by growth in our voluntary market writings.
•Gross premiums earned in the second quarter of 2026 increased by $18.6 million to $242.3 million from
$223.7 million in the second quarter of 2025.
•Ceded premiums earned in the second quarter of 2026 decreased by $20.0 million to $137.6 million compared to $157.6 million in the second quarter of 2025, primarily due to the reduction in our non-catastrophe quota share reinsurance arrangement.
•Net premiums earned in the second quarter of 2026 increased by $38.5 million to $104.7 million from $66.2 million in the second quarter of 2025.
•Net investment income in the second quarter of 2026 increased $1.4 million to $6.2 million compared to $4.8 million in the second quarter of 2025, primarily due to the increase in our invested assets, driven by the increased in-force premiums and the proceeds from our IPO.
•Losses and loss adjustment expenses (“LAE”) for the second quarter of 2026 increased $12.0 million to $33.2 million compared to $21.2 million for the second quarter of 2025. The loss and loss adjustment expenses ratio was 30.6% for the second quarter of 2026 which was consistent with the second quarter of 2025 of 30.6%. The net underlying loss and loss adjustment expense ratio was 30.6% for the second quarter of 2026, down from
33.1% for the second quarter of 2025.
•Policy acquisition expenses and general and administrative expenses in the second quarter of 2026 were $17.4 million and $18.2 million, respectively, compared to $6.3 million and $22.9 million, respectively, in the second quarter of 2025. Period over period changes were due to record setting new business production in the second quarter of 2026, the absence of one-time IPO-related expenses, the reduction in our non-catastrophe quota share reinsurance arrangement from 40% to 25% on January 1, 2026 and the benefit of Citizens take-outs in
2025.
•The expense ratio was 32.8% for the second quarter of 2026 compared to 42.3% for the second quarter of
2025. The combined ratio was 63.4% for the second quarter of 2026 compared to 72.9% for the second quarter of 2025.
2 Net underlying loss and loss adjustment expense ratio is a non-GAAP financial measure. Please see the discussion below under the heading “Reconciliation of Non-GAAP Financial Measures” for additional information concerning this and other non-GAAP financial measures.
Results of Operations

	Three Months Ended June 30,
($ in thousands, except per share data)	2026	2025	$ Change	% Change
Gross premiums written	$326,592	$286,995	$39,597	13.8%
Change in gross unearned premiums	(84,341)	(63,255)	(21,086)	33.3%
Gross premiums earned	242,251	223,740	18,511	8.3%
Ceded premiums earned	(137,555)	(157,571)	20,016	(12.7)%
Net premiums earned	104,696	66,169	38,527	58.2%
Policy fees	3,711	2,967	744	25.1%
Net investment income	6,250	4,780	1,470	30.8%
Net realized gains (losses) on investments	(2)	485	(487)	(100.4)%
Other income	516	98	418	426.5%
Total Revenues	115,171	74,499	40,672	54.6%
Losses and loss adjustment expenses	33,151	21,189	11,962	56.5%
Policy acquisition expenses	17,410	6,281	11,129	177.2%
General and administrative expenses	18,186	22,932	(4,746)	(20.7)%
Total Expenses	68,747	50,402	18,345	36.4%
Income before taxes	46,424	24,097	22,327	92.7%
Income tax (benefit) expense	12,278	(3,397)	15,675	(461.4)%
Net Income	$34,146	$27,494	$6,652	24.2%
Book value per share(1)	$18.86	$15.42	$3.44	22.3%
Loss ratio(2)	30.6%	30.6%
Expense ratio(3)	32.8%	42.3%
Combined ratio(4)	63.4%	72.9%
Return on equity(5)	38.7%	45.1%
(1)Book value per share is the ratio of shareholders’ equity to shares outstanding, each as of the balance sheet date.
(2)Loss ratio is the ratio of losses and LAE to net premiums earned plus policy fees.
(3)Expense ratio is the ratio of policy acquisition expenses and general and administrative expenses to net premiums earned plus policy fees.
(4)Combined ratio is defined as the sum of the loss ratio and the expense ratio.
(5)Return on equity is defined as net income, divided by the average beginning and ending shareholders’ equity during the applicable period. This metric is annualized for interim periods by multiplying the applicable ratio in order to present return on equity consistently.

	Six Months Ended June 30,
($ in thousands, except per share data)	2026	2025	$ Change	% Change
Gross premiums written	$546,596	$499,145	$47,451	9.5%
Change in gross unearned premiums	(73,573)	(65,249)	(8,324)	12.8%
Gross premiums earned	473,023	433,896	39,127	9.0%
Ceded premiums earned	(286,119)	(302,325)	16,206	(5.4)%
Net premiums earned	186,904	131,571	55,333	42.1%
Policy fees	6,456	5,171	1,285	24.9%
Net investment income	11,902	8,883	3,019	34.0%
Net realized gains (losses) on investments	51	501	(450)	(89.8)%
Other income	789	259	530	204.6%
Total Revenues	206,102	146,385	59,717	40.8%
Losses and loss adjustment expenses	64,876	42,051	22,825	54.3%
Policy acquisition expenses	33,395	9,388	24,007	255.7%
General and administrative expenses	34,152	27,940	6,212	22.2%
Total Expenses	132,423	79,379	53,044	66.8%
Income before taxes	73,679	67,006	6,673	10.0%
Income tax expense	19,623	1,416	18,207	1285.8%
Net Income	$54,056	$65,590	$(11,534)	(17.6)%
Book value per share(1)	$18.86	$15.42	$3.44	22.3%
Loss ratio(2)	33.6%	30.8%
Expense ratio(3)	34.9%	27.3%
Combined ratio(4)	68.5%	58.1%
Return on equity(5)	30.6%	56.5%
(1)Book value per share is the ratio of shareholders’ equity to shares outstanding, each as of the balance sheet date.
(2)Loss ratio is the ratio of losses and LAE to net premiums earned plus policy fees.
(3)Expense ratio is the ratio of policy acquisition expenses and general and administrative expenses to net premiums earned plus policy fees.
(4)Combined ratio is defined as the sum of the loss ratio and the expense ratio.
(5)Return on equity is defined as net income, divided by the average beginning and ending shareholders’ equity during the applicable period. This metric is annualized for interim periods by multiplying the applicable ratio in order to present return on equity consistently.
Policies in-force and in-force premium
Policies in-force represents the number of active insurance policies with coverage in effect as of the end of the period referenced. In-force premium represents the annual premium for active insurance policies with coverage in effect as of the end of the period referenced.

	June 30,
($ in thousands)	2026	2025	% Change
Policies In-Force	461,714	399,138	15.7%
In-Force Premium	$1,029,387	$921,252	11.7%
Policies in-force were 461,714 as of June 30, 2026, an increase of 15.7% compared to policies in-force of
399,138 as of June 30, 2025, and an increase of 5.6% compared to policies in-force of 437,308 as of March 31,
2026. The increase in our policies in-force was primarily due to new policies written through the voluntary market and the 2025 Citizens take-outs.
Reconciliation of Non-GAAP Financial Measures:
Adjusted net income and adjusted earnings per share
Adjusted net income is a non-GAAP financial measure defined as net income excluding net realized gains or losses on investments, stock compensation expense incurred in connection with our IPO, and certain non-
recurring or non-cash expenses, including those incurred in connection with our IPO, net of tax. We use adjusted net income as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our results of operations and our underlying business performance excluding the impact of realized gains and losses on the sale of securities, and one time items, which we do not view as core to the underlying trends in our business. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Net income increased $6.6 million, or 24.2%, to $34.1 million for the three months ended June 30, 2026 from
$27.5 million for the three months ended June 30, 2025. Adjusted net income increased by $3.6 million, or 11.4%, to $34.9 million from $31.3 million for the three months ended June 30, 2025.
Adjusted earnings per share is a non-GAAP measure, which is calculated as adjusted net income available to common shareholders divided by weighted average diluted common shares outstanding. Management believes this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods by excluding items that are heavily impacted by investment market fluctuations and other economic factors and are not indicative of operating trends.
Adjusted net income and adjusted earnings per share for the three and six months ended June 30, 2026 and 2025 reconcile to net income and earnings per share, respectively, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per share data)	2026	2025	2026	2025
Net Income	$34,146	$27,494	$54,056	$65,590
Add:
Stock compensation(1)(5)	—	10,433	—	10,433
Termination of MSA(1)	—	3,000	—	3,000
One-time IPO expenses(1)	—	1,654	—	1,654
One-time bonus expenses(1)	—	1,387	—	1,387
Executive transition cost(1)(2)	920	—	920	—
Less:
Net realized gains (losses) on investments	(2)	485	51	501
Change in tax status(3)	—	9,722	—	9,722
Tax effect(4)(5)	194	2,467	183	2,464
Adjusted net income	$34,874	$31,294	$54,742	$69,377
Adjusted income allocated to participating securities	—	—	—	2,190
Numerator:
Adjusted net income available for common shareholders	$34,874	$31,294	$54,742	$67,187
Denominator:
Weighted average common shares outstanding:
Basic	19,586,994	16,962,075	19,583,036	15,152,075
Diluted	19,590,448	16,962,075	19,584,870	15,152,075
Earnings per share:
Basic	$1.74	$1.62	$2.76	$4.18
Diluted	$1.74	$1.62	$2.76	$4.18
Adjusted earnings per share:
Basic	$1.78	$1.84	$2.80	$4.43
Diluted	$1.78	$1.84	$2.80	$4.43
(1)Material non-recurring items that we do not expect to continue in the future and believe are not reflective of our ongoing operations and our performance.
(2)Costs associated with the change in a key executive leadership position.
(3)The change in tax status of the Company from a non-taxable entity to a taxable corporation incurred in connection with the IPO resulted in recognition of a deferred income tax benefit.
(4)We included the tax impact of all adjustments to adjusted net income using the U.S. federal statutory corporate tax rate of
21%. While the Company’s actual effective tax rates for the three months ended June 30, 2026 and 2025 were 26.4% and
(14.1)%, respectively, and for the six months ended June 30, 2026 and 2025 were 26.6% and 2.1%, respectively, the use of the statutory rate provides a consistent and simplified approach for comparability. This approach is applied uniformly, including to items that may be partially or fully nondeductible for tax purposes. The tax effect row is presented exclusive of the change in tax status impact.
(5)Stock-based compensation expense recognized of $10,433 for the three and six months ended June 30, 2025, approximately $4,241 was nondeductible for U.S. federal income tax purposes.
Adjusted return on equity
Adjusted return on equity is a non-GAAP financial measure defined as adjusted net income divided by the average of beginning and ending shareholders’ equity during the applicable period and is annualized for periods of less than one year. We use adjusted return on equity as an internal performance measure in the management of our operations because we believe it gives us and users of our financial information useful insight into our underlying business performance. Adjusted return on equity should not be viewed as a substitute for any metrics calculated in accordance with GAAP, and other companies may define adjusted return on equity differently.
Adjusted return on equity for the three and six months ended June 30, 2026 and 2025 reconciles to return on equity as follows:

	Three Months Ended June 30,
($ in thousands)	2026	2025
Net income	$34,146	$27,494
Average beginning and ending shareholders’ equity(1)	352,501	243,966
Return on equity	38.7%	45.1%
Adjusted net income (after tax)	$34,874	$31,294
Average shareholders’ equity	352,501	243,966
Adjusted return on equity(2)	39.6%	51.3%

	Six Months Ended June 30,
($ in thousands)	2026	2025
Net income	$54,056	$65,590
Average beginning and ending shareholders’ equity(1)	353,270	232,133
Return on equity	30.6%	56.5%
Adjusted net income (after tax)	$54,742	$69,377
Average shareholders’ equity	353,270	232,133
Adjusted return on equity(2)	31.0%	59.8%
(1)Average beginning and ending shareholders’ equity represents the average of shareholders’ equity at the beginning and end of the period presented.
(2)Adjusted return on equity is the adjusted net income (after tax) divided by the average beginning and ending shareholders’ equity.
Net underlying loss and loss adjustment expense ratio
Net underlying loss and loss adjustment expense ratio is a non-GAAP measure. We calculate the net underlying loss and loss adjustment expense ratio by subtracting current year net catastrophe losses and prior year net reserve development from total net losses and LAE and dividing that amount by the sum of total net premiums earned plus policy fees. We use the net underlying loss and LAE ratio to allow us to analyze our loss trends before the impact of catastrophe losses and prior year reserve development. These two items can have a significant impact on our loss trends in a given period. We believe it is useful for investors to evaluate these components both separately and in the aggregate when reviewing our performance. The most directly comparable GAAP measure is the net loss and LAE ratio. The net underlying loss and LAE ratio should not be considered a substitute for the net loss and LAE ratio and does not reflect the overall profitability of our business.
The following tables summarize the loss and LAE ratios and the net underlying loss and LAE ratios for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,
($ in thousands)	2026	2025
Total Net Premiums Earned	$104,696	$66,169
Plus: Policy Fees	3,711	2,967
Total Net Premiums Earned Plus Policy Fees	108,407	69,136
Losses and Loss Adjustment Expenses, Net	$33,151	$21,189
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	30.6%	30.6%
Less:
Current Year Net Catastrophe Losses	—	—
Prior Year Net Reserve Development	—	(1,695)
Underlying Loss and Loss Adjustment Expenses, Net	$33,151	$22,884
Net Underlying Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	30.6%	33.1%

	Six Months Ended June 30,
($ in thousands)	2026	2025
Total Net Premiums Earned	$186,904	$131,571
Plus: Policy Fees	6,456	5,171
Total Net Premiums Earned Plus Policy Fees	193,360	136,742
Losses and Loss Adjustment Expenses, Net	$64,876	$42,051
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	33.6%	30.8%
Less:
Current Year Net Catastrophe Losses	—	—
Prior Year Net Reserve Development	—	(1,117)
Underlying Loss and Loss Adjustment Expenses, Net	$64,876	$43,168
Net Underlying Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	33.6%	31.6%
Gross underlying loss and loss adjustment expense ratio
Gross underlying loss and loss adjustment expense ratio is a non-GAAP measure. We calculate the gross underlying loss and LAE ratio by adding net underlying loss and LAE and ceded non-catastrophe losses and dividing that amount by the sum of total gross premiums earned and policy fees. We use the gross underlying loss and LAE ratio to analyze our loss trends before the impact of reinsurance.
We believe it is useful for investors to evaluate the cost of non-catastrophe losses for every dollar of gross premiums earned. The most comparable GAAP measure is the net loss and LAE ratio. The gross underlying loss and LAE ratio should not be considered a substitute for net loss and LAE ratio and does not reflect the overall profitability of our business.
The following tables summarize the gross underlying loss and LAE ratios for the three and six months ended June
30, 2026 and 2025:

	Three Months Ended June 30,
($ in thousands)	2026	2025
Total Gross Premiums Earned	$242,251	$223,740
Plus: Policy Fees	3,711	2,967
Total Gross Premiums Earned Plus Policy Fees	245,962	226,707
Losses and Loss Adjustment Expenses, Net	33,151	21,189
Less:
Current Year Net Catastrophe Losses	—	—
Prior Year Net Reserve Development	—	(1,695)
Underlying Loss and Loss Adjustment Expenses, Net	$33,151	$22,884
Add:
Ceded Non-Catastrophe Loss and Loss Adjustment Expense	11,443	12,356
Gross Underlying Loss and Loss Adjustment Expenses	$44,594	$35,240
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	30.6%	30.6%
Gross Underlying Loss and Loss Adjustment Expense Ratio (% Gross Premiums Earned Plus Policy Fees)	18.1%	15.5%

	Six Months Ended June 30,
($ in thousands)	2026	2025
Total Gross Premiums Earned	$473,023	$433,896
Plus: Policy Fees	6,456	5,171
Total Gross Premiums Earned Plus Policy Fees	479,479	439,067
Losses and Loss Adjustment Expenses, Net	64,876	42,051
Less:
Current Year Net Catastrophe Losses	—	—
Prior Year Net Reserve Development	—	(1,117)
Underlying Loss and Loss Adjustment Expenses, Net	$64,876	$43,168
Add:
Ceded Non-Catastrophe Loss and Loss Adjustment Expense	24,205	26,376
Gross Underlying Loss and Loss Adjustment Expenses	$89,081	$69,544
Loss and Loss Adjustment Expense Ratio (% Net Premiums Earned Plus Policy Fees)	33.6%	30.8%
Gross Underlying Loss and Loss Adjustment Expense Ratio (% Gross Premiums Earned Plus Policy Fees)	18.6%	15.8%
Conference Call
As previously announced, American Integrity will hold a conference call to discuss its second quarter 2026 results at 9:30 a.m. Eastern Time on August 12, 2026. The call can be accessed by dialing +1 (585) 542-9983 (U.S.
Local), or +1 (833) 461-5787 (U.S. Toll-Free), and using the conference ID code: 889411051. Please call the conference telephone number 10 minutes before the start time. The earnings call can also be accessed by clicking the webcast link available on the Investor Relations section of the Company’s website at www.aii.com.
A replay of the call will be available after 12:00 p.m. Eastern Time on the same day as the call and will be accessible at https://events.q4inc.com/analyst/889411051?pwd=IvBYx9vK. The replay can also be accessed via the Investor Relations section of the Company’s website at www.aii.com.
The replay will be available for one year.
About American Integrity Insurance Group, Inc.
American Integrity Insurance Group, Inc. (NYSE: AII) is a leading provider of residential property insurance, focused on delivering innovative, reliable coverage to homeowners throughout the Southeast. Built on a foundation of integrity, resilience, and service, the Company’s mission is to be the most trusted and responsive insurance solution in the markets it serves. Founded in 2006 and headquartered in Tampa, American Integrity is committed to protecting policyholders with strength and purpose—today and for generations to come. For more information, visit www.aii.com.
Forward-Looking Statements
Certain statements in this press release and on the related teleconference call may be forward-looking statements.
All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding: our outlook; our business strategy; writing new business and retaining existing policies; new insurance products; availability of reinsurance coverage;
expectations regarding future growth; future Citizens take-out opportunities; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; reserves for losses and loss adjustment expenses; geographic expansion; reduction of our quota share and its impact on our results; competition; future regulatory, judicial and legislative changes; forecasts of future revenues and appropriately planning our expenses;
and our plans regarding our capital expenditures and investment portfolios. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “contemplates,” “continue,” “could,”
“estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “targets,” “will,”
“would” or the negative of these terms or other similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements.
Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the potential that we may face significant losses due to being a property and casualty insurer and our exposure to catastrophic events and severe weather conditions; our loss reserves are estimates and may be inadequate to cover our actual liability for losses, and actual claims incurred have exceeded, and in the future may exceed, reserves established for claims; the dependence of our financial results on the regulatory, legal, economic and weather conditions in Florida due to the fact that we conduct substantially all of our business in Florida; changing climate conditions may increase the severity and frequency of catastrophic events and severe weather conditions; the severity and frequency of catastrophe events of which are unpredictable; dependence upon the effectiveness of exclusions and other loss limitation methods in the insurance policies we assume or write; reliance upon third-party distribution partners, including independent insurance agents, homebuilder-affiliated agents and national insurance carriers; our ability to pursue Citizens take-out opportunities; cyclical changes in the insurance industry; our ability to obtain reinsurance coverage at commercially reasonable rates, or at all; credit risk of our reinsurers who may suffer a downgrade; the inherent uncertainty of models and our reliance on such models as a tool to evaluate risk, and the dependence of our results upon our ability to accurately price the risks we underwrite; the possibility that our information technology systems may fail or be disrupted; our ability to expand our business and the possible need to acquire additional capital in the future to fund such expansion; the ability of our claims department, or the third-party claims adjusters whom we may engage, to effectively manage or remediate claims as well as unanticipated increases in the severity or frequency of claims; the possibility that actual renewals of our existing policies will not meet expectations; increased competition and market conditions, including changes in our financial stability and credit ratings; the extensive regulatory environment in which we operate that requires approval of rate increases, can mandate rate decreases, and that can dictate underwriting practices and mandate participation in loss sharing arrangements, and other potential further restrictive regulation we may face;
mandatory assessments or competition from government entities may create short-term liabilities or affect our ability to underwrite more policies; and other risks identified in “Risk Factors” in our reports filed with the
Securities and Exchange Commission. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.
Company Contact:
Brian Foley, CFO
American Integrity Insurance Group, Inc.
bfoley@aii.com
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost of $346,989 and $327,910, respectively)	$346,427	$330,489
Short-term investments (amortized cost of $4,739 and $18,121, respectively)	4,738	18,121
Total investments	351,165	348,610
Cash and cash equivalents	288,453	203,902
Restricted cash and cash equivalents	55,419	40,217
Premiums receivable, net	59,104	45,031
Accrued investment income	3,163	3,458
Prepaid reinsurance premiums	519,574	275,093
Income taxes recoverable	1,545	—
Reinsurance recoverable, net	247,916	269,056
Deferred policy acquisition costs, net	22,414	5,127
Property and equipment, net	8,951	5,718
Right-of-use assets – operating leases	38,452	449
Deferred income tax asset, net	5,116	8,636
Other assets	11,009	24,904
Total assets	$1,612,281	$1,230,201
Liabilities and shareholders’ equity
Liabilities:
Unpaid losses and loss adjustment expenses	$254,178	$266,591
Income tax payable	—	2,680
Unearned premiums	555,130	481,557
Reinsurance payable	341,609	96,555
Advance premiums	21,847	11,752
Long-term debt	412	618
Lease liabilities – operating leases	33,065	458
Other liabilities and accrued expenses	36,521	32,968
Total liabilities	$1,242,762	$893,179
Shareholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,593,427 shares issued and outstanding at June 30, 2026 and 19,579,009 shares issued and outstanding at December 31, 2025	$20	$20
Additional paid-in capital	106,656	105,896
Accumulated other comprehensive income (loss), net of taxes	(420)	1,928
Retained earnings	263,263	229,178
Total shareholders’ equity	$369,519	$337,022
Total liabilities and shareholders’ equity	$1,612,281	$1,230,201
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2026	2025	2026	2025
Revenues:
Gross premiums written	$326,592	$286,995	$546,596	$499,145
Change in gross unearned premiums	(84,341)	(63,255)	(73,573)	(65,249)
Gross premiums earned	242,251	223,740	473,023	433,896
Ceded premiums earned	(137,555)	(157,571)	(286,119)	(302,325)
Net premiums earned	104,696	66,169	186,904	131,571
Policy fees	3,711	2,967	6,456	5,171
Net investment income	6,250	4,780	11,902	8,883
Net realized gains (losses) on investments	(2)	485	51	501
Other income	516	98	789	259
Total revenues	115,171	74,499	206,102	146,385
Expenses:
Losses and loss adjustment expenses, net	33,151	21,189	64,876	42,051
Policy acquisition expenses	17,410	6,281	33,395	9,388
General and administrative expenses	18,186	22,932	34,152	27,940
Total expenses	68,747	50,402	132,423	79,379
Income before income taxes	46,424	24,097	73,679	67,006
Income tax (benefit) expense	12,278	(3,397)	19,623	1,416
Net income	$34,146	$27,494	$54,056	$65,590
Other comprehensive income (loss):
Unrealized holding gains on available-for- sale securities, net of taxes	(605)	1,231	(2,311)	1,688
Reclassification adjustment for net realized gains (losses), net of taxes	1	(362)	(37)	(374)
Total other comprehensive income (loss)	(604)	869	(2,348)	1,314
Comprehensive income	$33,542	$28,363	$51,708	$66,904
Earnings per share:
Basic earnings per share	$1.74	$1.62	$2.76	$4.18
Diluted earnings per share	$1.74	$1.62	$2.76	$4.18
Weighted average shares outstanding – Basic	19,586,994	16,962,075	19,583,036	15,152,075
Weighted average shares outstanding – Diluted	19,590,448	16,962,075	19,584,870	15,152,075
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	For the Six Months Ended June 30,
	2026	2025
Cash flows provided by (used in) operating activities
Net income	$54,056	$65,590
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	880	10,433
Amortization and depreciation	1,091	1,147
Deferred income taxes	4,314	(9,829)
Net realized gains	(51)	(501)
Changes in operating assets and liabilities:
Premiums receivable	(14,073)	(7,031)
Accrued investment income	295	(737)
Prepaid reinsurance premiums	(244,481)	(297,587)
Reinsurance recoverable	21,140	69,524
Other assets	8,367	9,299
Unpaid losses and loss adjustment expense	(12,413)	(96,922)
Unearned premiums	73,573	65,250
Reinsurance payable	245,054	288,416
Advance premiums	10,095	16,004
Income taxes payable (recoverable)	(4,225)	(9,070)
Operating lease payments	(416)	(1,053)
Deferred policy acquisition costs, net unearned ceding commissions	(17,287)	(5,066)
Other liabilities and accrued expenses	3,924	(2,386)
Net cash provided by operating activities	129,843	95,481
Cash flows provided by (used in) investing activities
Purchases of property and equipment	(4,475)	(579)
Proceeds from sales and maturities of fixed maturity securities	35,038	103,486
Purchases of fixed maturity securities	(53,784)	(162,776)
Proceeds from sales and maturities of short-term investments	22,659	—
Purchases of short-term investments	(9,231)	—
Net cash used in investing activities	(9,793)	(59,869)
Cash flows provided by (used in) financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	93,000
Payments on tax withheld on vesting of restricted stock awards	—	(3,753)
Payments on tax withheld on vesting of restricted stock units	(120)	—
Cash dividends paid	(19,971)	—
Cash distributions to members(1)	—	(22,875)
Repayment of long-term debt	(206)	(206)
Payments of initial public offering costs	—	(4,227)
Net cash provided by (used in) financing activities	(20,297)	61,939
Net increase in cash, cash equivalents and restricted cash and cash equivalents	99,753	97,551
Cash, cash equivalents and restricted cash and cash equivalents at beginning of year	244,119	179,272
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$343,872	$276,823
(1)The distributions were made to members prior to the IPO.